UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No. 1)

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Puget Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The purpose of this Amendment No. 1 to our definitive proxy statement, originally filed with the Securities and Exchange Commission on March 27, 2007, is to amend and restate the information contained in the Summary Compensation Table and its footnotes in order to disclose the correct compensation for each of the Company’s named executive officers. Specifically, the changes relate to the following non-cash compensation items: (i) the Stock Awards column had erroneously excluded SFAS No. 123R expense relating to the Company’s 2006 - 2008 Long-term Incentive Plan (LTIP) performance share grants for all named executive officers except Mr. Reynolds; (ii) Mr. Reynolds' Stock Awards erroneously excluded restricted stock units SFAS No. 123R expense and improperly included Stock Option SFAS No. 123R expense, which is now presented in the column entitled “Option Award,” and (iii) the Stock Awards total for all named executive officers excluded reversal of prior years’ SFAS No. 123R expense related to LTIP cycles that did not vest in 2006 at the performance levels assumed in prior years’ accruals. The Stock Awards values including the reversal of these accruals in 2006 are shown in footnote (1). Other than the correction of the Summary Compensation Table and its footnotes, there are no other changes to the information contained in the Registrant’s definitive proxy statement filed on March 27, 2007.

SUMMARY COMPENSATION

The following information is furnished for the year ended December 31, 2006 with respect to the “Named Executive Officers” during 2006. The positions and offices below are at Puget Energy and PSE, except that Mr. Markell and Ms. McLain are officers of PSE only. Salary compensation includes amounts deferred at the officer’s election.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non-Qualified Deferred Compensation Plan Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Stephen P. Reynolds	2006	$769,901	$0	$1,757,969	$99,793	$614,672	$28,882	$277,221	$3,548,438
Chairman, President and Chief Executive Officer
Bertrand A. Valdman	2006	361,142	0	327,578	0	230,958	100,208	50,225	1,070,111
Senior Vice President and Chief Financial Officer
Jennifer L. O’Connor	2006	287,163	0	166,226	0	137,528	122,079	32,192	745,188
Senior Vice President and General Counsel, Chief Ethics and Compliance Officer
Susan McLain	2006	271,367	0	182,559	0	129,914	189,127	30,309	803,276
Senior Vice President Operations
Eric M. Markell	2006	266,264	0	178,994	0	127,534	160,913	32,906	766,611
Senior Vice President Energy Resources
____________

(1)
Reflects accounting expense recognized during 2006 for all outstanding stock awards, in accordance with SFAS No. 123R. This includes amounts recognized for grants made in 2006 and in prior years for performance based LTIP awards. The actual payment of the LTIP grants depends on Company performance and requires a threshold performance before any payment is made. Assumptions used in the calculation of these amounts are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007 (the “2006 Form 10-K”). A description of the LTIP grants appears in the “Compensation Discussion and Analysis” section and the estimated threshold, target and maximum amounts that might be paid for the 2006 LTIP grants is set forth in the “Grants of Plan-Based Awards” table.

As mentioned in the Compensation Discussion and Analysis section "Long Term Incentive Compensation," the 2003-2006 LTIP grant did not vest at a performance level, and the 2004-2006 LTIP grant vested at 17.25% of the target performance level, which was below the performance level assumed by SFAS No. 123R expense accruals in prior years. Including SFAS No. 123R reversals of prior years’ accruals for these performance share grants, the amounts set forth above under “Stock Awards” and “Total” would be as follows: Mr. Reynolds’ stock awards would be $495,260 and total compensation would be $2,285,729; Mr. Valdman’s stock awards would be $(35,382) and total compensation would be $707,151; Ms. O’Connor’s stock awards would be $32,096 and total compensation would be $611,058; Ms. McLain’s stock awards would be $(91,854) and total compensation would be $528,863; and Mr. Markell’s stock awards would be $(89,362) and total compensation would be $498,255. The Company does not believe that including such amounts properly reflects the Company’s compensation goals, philosophy or intentions or the actual circumstances of compensation paid by the Company.

(2)
Reflects accounting expense recognized during 2006 for stock options granted in 2002, in accordance with SFAS No. 123R. Assumptions used in the calculation of these amounts are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2007 (the “2006 Form 10-K”).

(3)
Reflects annual cash incentive compensation paid under the 2006 Goals & Incentive Plan. These amounts are based on performance in 2006, but were determined by the Compensation and Leadership Development Committee in February 2007 and paid shortly thereafter or deferred at the officer’s election. The 2006 Goals & Incentive Plan is described in further detail under “Compensation Discussion and Analysis”. The threshold, target and maximum amounts of annual cash incentive compensation that might have been paid for 2006 performance is set forth in the “Grants of Plan-Based Awards” table.

(4)
Reflects the aggregate increase in the actuarial present value of the officer’s accumulated benefit under all pension plans during the year. The amounts are determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the officer may not currently be entitled to receive because such amounts are not vested. Information regarding these pension plans is set forth in further detail under “2006 Pension Benefits”. Mr. Reynolds does not participate in the SERP, and his accumulated benefit shown is only from the qualified pension plan. Also included in this column are the portion of Deferred Compensation Plan earnings that are considered above market. These amounts for 2006 are: Mr. Reynolds $254, Ms. O’Connor, $340; Ms. McLain, $136; and Mr. Markell $146. See the 2006 “Non-Qualified Deferred Compensation” table for all Deferred Compensation Plan earnings.

(5)	All Other Compensation is shown in detail on the table below.

Detail of All Other Compensation

Name	Perquisites and Other Personal Benefits (1)	Tax Reimbursements	Discounted Securities Purchases	Payments/ Accruals on Termination Plans	Registrant Contributions to Defined Contribution Plans (2)	Insurance Premiums	Other (3)
Stephen P. Reynolds	$9,318	$0	$0	$0	$265,065	$0	$2,838
Bertrand A. Valdman	8,953	0	0	0	40,778	0	494
Jennifer L. O’Connor	2,000	0	0	0	29,536	0	656
Susan McLain	0	0	0	0	28,041	0	2,268
Eric M. Markell	3,570	0	0	0	27,534	0	1,802
____________

(1)
Annual reimbursement for financial planning, tax planning, and/or legal planning, up to a maximum of $5,000 for Mr. Reynolds and Mr. Valdman, $2,500 for other Named Executive Officers. During an executive’s initial year, the reimbursement for financial, tax, and legal planning is higher, recognizing the cost of the initial plans. None of the Named Executive Officers received benefits for the initial plan, but if they had, the maximum reimbursement would have been $9,500 financial planning and $5,000 legal (Mr. Reynolds and Mr. Valdman); $5,000 financial planning and $2,500 legal (other executives). Club use is primarily for business purposes, but Company club expense is included where the executive is also able to use the club for personal use. Expenses for personal club use are directly paid by the executive, not PSE.

(2)
Includes Company contributions during 2006 to PSE’s Investment Plan (a tax qualified 401k plan) and the Deferred Compensation Plan. For Mr. Reynolds, this includes the Company contribution to the Performance-Based Retirement Equivalent Stock Account, which is described in more detail in the “2006 Nonqualified Deferred Compensation” section.

(3)	Other column includes:

Stephen P. Reynolds	$2,838 imputed income of life insurance
Bertrand A. Valdman	$494 imputed income on life insurance
Jennifer L. O’Connor	$656 imputed income on life insurance
Susan McLain	$2,268 imputed income on life insurance
Eric M. Markell	$1,802 imputed income on life insurance